EXHIBIT 31.1



                                  CERTIFICATION
            PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to the requirements of Rule 13a-14 of the Securities Exchange Act of 1934, as amended, Joseph A. Oblas provides the following certification.

     I, Joseph A. Oblas, Executive Vice President and Principal Financial Officer of Ashcroft Homes Corporation. ("Company"), certify that:

     1. I have reviewed this report on Form 10-KSB of the Company;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

     4. The Company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15e and 15d-15e for the Company and have:

          a. Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision to ensure that material information relating to the Company, including its consolidated subsidiaries is made known to us by others within these entities, particularly during the period in which this report is being prepared;

          b. Evaluated the effectiveness of the Company's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on our evaluation; and

          c. Disclosed in this report any change in the Company's internal control over financial reporting that occurred during the Company's most recent quarter that materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting; and

     5. The Company's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of the Company's board of directors (or persons performing the equivalent functions):

          a. All significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information;

          b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.


         Date:   June 23, 2004              By: /s/ Joseph A. Oblas
                                                ------------------------------
                                                Joseph A. Oblas,
                                                Executive Vice President and
                                                Principal Financial Officer


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